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Author: Steve Ingram at dalpark
Date:   8/5/97  1:45 PM
Priority: Normal
TO: Michael.NoackOus.coopers.conAsmtp at x400po, PSC-ISOArchive at PSCTX01
Subject: Re: Change Order Freeze - Latest

Peter, Steve , Bill
Please find atttached slightly modified form of the change order memo - any comments - I think it needed a little clarification.

I am still concerned with the connotation of "multiple" releases it has a negative ring to it - any thoughts.

08/04/97 01:55 PM

Forwarded by Richard A. Jones/SMC/MC/EYLLP/TJS on

        Steve.Ingram (R) pscmail.ps.net
        08/04/97 01:10 PM

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Subject: Re: Change Order Freeze - Latest

     fyi

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Subject: Re: Change Order Freeze - Latest
Author:  Michael.Noack(R)us.coopers.comsmtp at x4 0 Opo
Date:    8/4/97 10:35 AM

I've made the change in the attached document.

Thanks,
Mike

 (See attached file: CHG_ORD.DOC)
To:       Michael Noack/CLC/Los Angeles CA/C&L/US
cc:       Steve.Ingram(R)pscmail.ps.NET, william.hunter(R)ey.com,
          shahid.iqbal @ ustra.mail.abb.com
From:     Andy.Goletz (R) pscmail.ps.NET
Date:     08/01/97 06:26:00 PM EST
Subject:  Re: Change Order Freeze - Latest

 Analysis will end 9/30 rather than 9/19...otherwise this is ok

_____________________      Reply Separator

Subject: Change Order Freeze - Latest
Author:  Michael.Noack(R)us.coopers.com%smtp at x400po


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Date:    8/1/97 12:39  PM

Attached is a slightly revised copy of the Change Order Freeze memo. It is marked DRAFT, but is ready to be officially filed. Please take a look and let me know if you have any questions.
Assuming it is okay, we need to distribute it ASAP through normal channels (whatever those might be). If the document is reformatted before it is officially filed, please send me a copy.
Thanks,
Mike
(See attached file: CHG_ORD.DOC)